Exhibit 99.1

Investor Relations: Charles Messman or Todd Kehrli MKR Group	Company Contact: Paul Quinn, CFO Telanetix, Inc.
(323) 468-2300	(206) 515-9165
tnxi@mkr-group.com

Telanetix Reports Second Quarter 2009 Results

Core Voice Revenue Grew 21% During First Six Months
Voice Gross Margins Increase to Company Record 60.7%

BELLEVUE, WA – August 12, 2009 - Telanetix, Inc. (OTC BB: TNXI), a leading communications solutions provider offering next generation voice services and video telepresence solutions to the business market, today reported financial results for its second quarter ended June 30, 2009.

Financial Highlights for the Second Quarter of 2009

•	Revenue was $7.6 million compared to $8.6 million in the preceding quarter and $8.0 in the second quarter of 2008.
o	Voice revenue increased to $6.9 million from $6.4 million in the second quarter of 2008.
o	Video revenue was $0.7 million, compared to $1.6 million in the second quarter last year.

•
Adjusted EBITDA for the quarter was a loss of $129,000, a significant improvement over a loss of $1.3 million reported in the second quarter of 2008. The improvement in EBITDA reflects the continued improvement in gross margins and expense controls.

•	Gross profit was $4.3 million, or 56.1% of revenue, a company margin record, compared to $3.7 million, or 46.5% of revenue in 2008.
o	Voice gross margin was 60.7%, compared to 53.7% in the second quarter of 2008.
o	Video gross margin was 9.5%, compared to 18.8% in the second quarter last year, reflecting the decline in video revenues.

•	Total operating expense declined $2.7 million to $5.8 million from $8.5 million reported in the second quarter of 2008.

•	Net loss for the quarter was $7.0 million, or a loss of $0.22 per share, compared to a net income of $3.8 million, or income of $0.15 per share, reported in the second quarter of 2008.

•	Monthly customer churn rate for the quarter was 2.7%, compared to 2.2% in the second quarter of 2008.

The figures for Adjusted EBITDA are non-GAAP financial measures. Management believes certain non-GAAP measures provide relevant and meaningful measures by which investors can evaluate the business. EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization, and the company defines Adjusted EBITDA as EBITDA adjusted for non-cash items including stock-based and warrant compensation, charges related to changes in fair market value of warrant and beneficial conversion feature liabilities. A reconciliation can be found at the end of this release.

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Management Comments

“We are pleased with the progress we made on many fronts during the quarter as we continue to successfully execute our turnaround plan for the Company,” said Doug Johnson Telanetix’s CEO.  “In the second quarter, we increased gross margins within for our Voice business segment to 60.7%, the highest in our history, as we continued to shed unprofitable pieces of the business.  We also continue on our path to profitability, improving our adjusted EBITDA by over $1.2 million from last year.”

Mr. Johnson continued, “We have strengthened the Company’s market position with an array of strong individual voice services which have received good market acceptance and success with small-to-midsize businesses, including our new DPS product which offers a feature rich next generation business phone service. As a result, we have seen solid double digit growth in our Core Voice revenue during the first six months of the year.  We remain very optimistic about our business as we look to the remainder of this fiscal year, and expect to see double digit growth in our Total Voice business for the year as a whole.”

Second Quarter & Six Months Business Summary

Telanetix reported revenues of $7.6 million for the second quarter of 2009, down 5% compared to $8.0 million reported in last year.  The decline came in Video, with Voice up 9% over second quarter 2008.

The Company reported a net loss $7.0 million, or a loss of $0.22 per share, compared to a net income of $3.8 million, or a profit of $0.15 per share for the second quarter of 2008.  The net loss for the quarter included a $1.1 million expense for interest and a $4.4 million charge for beneficial conversion feature liabilities.  Net income in second quarter 2008 included $1.7 million expense for interest, $10.9 million credit for fair market valuation of warrants and beneficial conversion feature liabilities and Series A preferred stock dividends and accretion of $0.6 million.

For the six months ended June 30, 2009, total revenue was $16.2 million, up from $15.7 million reported in the same period last year.  The Company reported a net loss $9.3 million, or a loss of $0.30 per share, compared to a net loss of $5.4 million, or a loss of $0.22 per share for the same period last year.  The net loss for the six months in 2009 included a $2.5 million expense for interest and a $3.5 million charge for warrant and beneficial conversion feature liabilities.  Net loss for the six months of 2008 included $3.0 million expense for interest, $8.7 million credit for fair market valuation of warrants and beneficial conversion feature liabilities and Series A preferred stock dividends and accretion of $3.2 million.

Total cash and cash equivalents were $1.1 million on June 30, 2009, that compared to $1.3 million reported on March 31, 2009.

Conference Call Information

Management will conduct a conference call at 10:00 am PT/1:00 pm ET on August 12, 2009 to discuss the company’s second quarter 2009 results.  To access the call in the United States, dial 800-510-9691 to dial-in internationally, dial 617-614-3453 and enter passcode: 32273064.  The call will also be broadcast live over the Internet and will be available for replay for 90 days at www.telanetix.com. A telephone replay will be available two hours after the call through August 15, 2009 by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. All parties will need the following replay pass code 43054087.

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About Telanetix, Inc.

Telanetix is a leading communications solutions provider offering next generation voice services and video telepresence solutions to the business market.  Telanetix solutions meet the real-world communications demands of its customers with powerful, cost effective industry-leading communication solutions. The company's voice offerings, marketed under the "AccessLine" brand, give business customers a flexible, easy to use, cost effective alternative to today’s traditional phone service, offering flexible calling solutions, a simpler installation experience, and a greater range of support options than traditional telecom providers. The company's video telepresence offering, marketed under the Telanetix Digital Presence™ brand, creates fully immersive and interactive meeting environments that incorporate voice, video and data from multiple locations into a single environment.  Additional information may be found at the Telanetix corporate website, www.telanetix.com.

Safe Harbor Statement

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof.

-Tables to Follow -

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TELANETIX, INC.
Consolidated Balance Sheets

	June 30, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets
Cash	$1,117,746	$975,137
Accounts receivable, net	2,156,952	3,591,859
Inventory	567,959	556,321
Prepaid expenses and other current assets	568,162	568,242
Total current assets	4,410,819	5,691,559
Property and equipment, net	4,576,300	5,178,194
Goodwill	7,868,134	7,821,728
Purchased intangibles, net	15,063,337	16,233,337
Other assets	995,992	983,098
Total assets	$32,914,582	$35,907,916
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,226,530	$2,456,706
Accrued liabilities	3,371,599	2,954,312
Accrued interest	—	888,242
Deferred revenue	1,031,367	1,021,389
Current portion of capital lease obligations	752,934	939,603
Warrant and beneficial conversion feature liabilities	11,365,565	5,398,724
Total current liabilities	18,747,995	13,658,976
Non-current liabilities
Accrued interest	2,258,090	---
Capital lease obligations, net of current portion	625,966	814,052
Deferred revenue	203,707	188,134
Convertible debentures, less current portion	17,281,730	20,302,430
Total non-current liabilities	20,369,493	21,304,616
Total liabilities	39,117,488	34,963,592
Stockholders' equity (deficit)
Common stock, $.0001 par value; Authorized: 200,000,000 shares;
Issued and outstanding: 31,366,662 at June 30, 2009 and 31,384,374 at December 31, 2008	3,137	3,139
Additional paid in capital	33,814,297	33,211,274
Warrants	1,551,802	10,000
Accumulated deficit	(41,572,142)	(32,280,089)
Total stockholders' equity (deficit)	(6,202,906)	944,324
Total liabilities and stockholders' equity	$32,914,582	$35,907,916

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TELANETIX, INC.
Consolidated Statements of Operations
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Revenues	$7,592,309	$7,998,535	$16,151,873	$15,655,296

Cost of revenues	3,336,004	4,277,352	7,603,597	8,520,351

Gross profit	4,256,305	3,721,183	8,548,276	7,134,945

Operating expenses
Selling and marketing	1,627,775	1,806,145	3,395,384	3,465,170
General and administrative	2,233,867	4,142,348	4,423,548	6,993,333
Research, development and engineering	1,089,164	1,775,270	2,280,689	3,044,207
Depreciation	268,265	211,778	550,503	405,197
Amortization of purchased intangibles	585,000	584,998	1,170,000	1,169,998
Total operating expenses	5,804,071	8,520,539	11,820,124	15,077,905

Operating loss	(1,547,766)	(4,799,356)	(3,271,848)	(7,942,960)

Other income (expense)
Interest income	303	9,253	456	16,793
Interest expense	(1,051,223)	(1,722,850)	(2,489,966)	(2,988,445)
Change in fair market value of derivative liabilities	(4,436,067)	10,941,244	(3,530,695)	8,732,752
Total other income (expense)	(5,486,987)	9,227,647	(6,020,205)	5,761,100

Net income (loss)	(7,034,753)	4,428,291	(9,292,053)	(2,181,860)
Series A preferred stock dividends, accretion and increase in stated value	—	(623,761)	—	(3,178,003
Net income (loss) applicable to common stockholders	$(7,034,753)	$3,804,530	$(9,292,053)	$(5,359,863)

Net income (loss) per share - basic	$(0.22)	$0.15	$(0.30)	$(0.22)

Net income (loss) per share – diluted	$(0.22)	$0.15	$(0.30)	$(0.22)

Weighted average shares outstanding – basic	31,366,662	24,667,717	31,265,379	23,950,820

Weighted average shares outstanding - diluted	31,366,662	25,488,770	31,265,379	23,950,820

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TELANETIX, INC.
Supplemental Table of Revenue Breakdown
	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Voice and Network Solutions	$6,904,963	$6,352,520	$13,929,155	$12,601,378
Video Solutions	687,346	1,646,015	2,222,718	3,053,918
Total	$7,592,309	$7,998,535	$16,151,873	$15,655,296

TELANETIX, INC.
Net Loss to EBITDA Reconciliation

	Three months ended March 31,		Six months ended June 30,
	2009	2008	2009	2008
Adjusted EBITDA (earnings release purposes only)
Net Loss	$(7,034,753)	$4,428,291	$(9,292,053)	$(2,181,860)
Depreciation and amortization of purchased intangibles	1,142,188	1,038,053	2,267,760	2,049,877
Interest expense	1,050,920	1,713,597	2,489,510	2,971,652
EBITDA	(4,841,645)	7,179,941	(4,534,783)	2,839,669
Adjustments for certain non-cash expenses:
Impairment of Intangibles
Change in fair market value of warrant and beneficial conversion feature liabilities	4,436,067	(10,941,244)	3,530,695	(8,732,752)
Stock and warrant compensation	276,274	2,418,342	556,615	2,860,735
Adjusted EBITDA	$(129,304)	$(1,342,961)	$(447,473)	$(3,032,348)

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